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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383 and
333-55110) and on Form S-3 (Nos. 333-32587, 333-59391 and 333-81583) of
Newfield Exploration Company of our report dated March 20, 2001 relating to the financial statements, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 22, 2001